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Exhibit 4.1

FOURTH AMENDMENT TO CREDIT AGREEMENT

        This Fourth Amendment to Credit Agreement (the "Fourth Amendment") is made as of this 28 day of September, 2007 by and among

  DUANE READE, a New York general partnership, having its principal place of business at 440 Ninth Avenue, New York, New York 10001; and

  DUANE READE INC. a Delaware corporation, having its principal place of business at 440 Ninth Avenue, New York, New York 10001; and

  DRI I INC., a Delaware corporation, having its principal place of business at 440 Ninth Avenue, New York, New York 10001; and

  DUANE READE INTERNATIONAL, INC., a Delaware corporation, having a mailing address at P.O. Box 32216, Newark, New Jersey 07102; and

  DUANE READE REALTY, INC., a Delaware corporation, having its principal place of business at 440 Ninth Avenue, New York, New York 10001; and

  DUANE READE HOLDINGS, INC., a Delaware corporation, having its principal place of business at 440 Ninth Avenue, New York, New York 10001; and

  the LENDERS party hereto; and

  BANK OF AMERICA, N.A. (f/k/a Fleet National Bank), as Issuing Bank, a national banking association having a place of business at 100 Federal Street, Boston, Massachusetts 02110; and

  BANK OF AMERICA, N.A. (f/k/a/ Fleet National Bank), as Administrative Agent and Collateral Agent for the Lenders, a national banking association having a place of business at 100 Federal Street, Boston, Massachusetts 02110;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H:

        WHEREAS, on July 21, 2003, certain of the parties hereto entered into that certain Credit Agreement (as amended and in effect, the "Credit Agreement"); and

        WHEREAS, the Loan Parties have requested that the Lenders amend certain provisions of the Credit Agreement as set forth herein.

        NOW, THEREFORE, it is hereby agreed as follows:

  1.
  Capitalized Terms.    All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

  2.
  Amendments to Article I.    The provisions of Article I of the Credit Agreement are hereby amended by deleting the definition of "Capital Expenditures" in its entirety and substituting the following in its stead:

      "Capital Expenditures" means, for any period, all expenditures made or costs incurred (whether made in the form of cash or other property) for the acquisition, improvement or repair of fixed or capital assets of the Parent and its Subsidiaries (including, without limitation, prescription lists), in each case that are (or would be) set forth in a Consolidated statement of cash flows of the Parent and its Subsidiaries for such period prepared in accordance with GAAP as capital expenditures, but excluding (i) Capital Lease Obligations incurred by the Parent and its Subsidiaries during such period, and (ii) any such expenditures made with the proceeds of any equity securities issued or capital contributions received by the Parent.

  3.
  Ratification of Loan Documents.    Except as provided herein, all terms and conditions of the Credit Agreement and of the other Loan Documents remain in full force and effect. The Loan Parties each hereby ratify, confirm, and reaffirm all of the representations and warranties contained therein.

  4.
  Conditions to Effectiveness.

    This Fourth Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Administrative Agent:

    (a)
    This Fourth Amendment shall have been duly executed and delivered by the Loan Parties and the Required Lenders.

    (b)
    All corporate and shareholder action on the part of the Loan Parties necessary for the valid execution, delivery and performance by the Loan Parties of this Fourth Amendment shall have been duly and effectively taken and evidence thereof satisfactory to the Administrative Agent shall have been provided to the Administrative Agent.

    (c)
    No Default or Event of Default shall have occurred and be continuing.

    (d)
    The Loan Parties shall have executed such additional instruments, documents and agreements as the Administrative Agent may reasonably request.

  5.
  Miscellaneous.

  (a)
  This Fourth Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

  (b)
  This Fourth Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

  (c)
  Any determination that any provision of this Fourth Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not effect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Fourth Amendment.

  (d)
  The Loan Parties shall pay all reasonable costs and expenses of the Agents, including, without limitation, reasonable attorneys' fees in connection with the preparation, negotiation, execution and delivery of this Fourth Amendment.

  (e)
  The Loan Parties warrant and represent that the Loan Parties have consulted with independent legal counsel of their selection in connection with this Fourth Amendment and are not relying on any representations or warranties of the Agents or the Lenders or their counsel in entering into this Fourth Amendment.

IN WITNESS WHEREOF, the parties have hereunto caused this Fourth Amendment to be executed and their seals to be hereto affixed as of the date first above written.

DUANE READE as Borrower
By:	DUANE READE INC., its General Partner
by	/s/ JOHN K. HENRY Name: John K. Henry Title: Senior Vice President and Chief Financial Officer
by	/s/ MICHELLE D. BERGMAN Name: Michelle D. Bergman Title: Senior Vice President and General Counsel
By:	DRII INC., its General Partner
by	/s/ JOHN K. HENRY Name: John K. Henry Title: Senior Vice President and Chief Financial Officer
by	/s/ MICHELLE D. BERGMAN Name: Michelle D. Bergman Title: Senior Vice President and General Counsel
DUANE READE INC., as Facility Guarantor
by	/s/ JOHN K. HENRY Name: John K. Henry Title: Senior Vice President and Chief Financial Officer
by	/s/ MICHELLE D. BERGMAN Name: Michelle D. Bergman Title: Senior Vice President and General Counsel

DRII INC., as Facility Guarantor
by	/s/ JOHN K. HENRY Name: John K. Henry Title: Senior Vice President and Chief Financial Officer
by	/s/ MICHELLE D. BERGMAN Name: Michelle D. Bergman Title: Senior Vice President and General Counsel
DUANE READE INTERNATIONAL, INC., as Facility Guarantor
by	/s/ JOHN K. HENRY Name: John K. Henry Title: Senior Vice President and Chief Financial Officer
by	/s/ MICHELLE D. BERGMAN Name: Michelle D. Bergman Title: Senior Vice President and General Counsel
DUANE READE REALTY, INC., as Facility Guarantor
by	/s/ JOHN K. HENRY Name: John K. Henry Title: Senior Vice President and Chief Financial Officer
by	/s/ MICHELLE D. BERGMAN Name: Michelle D. Bergman Title: Senior Vice President and General Counsel
DUANE READE HOLDINGS, INC., as Facility Guarantor
by	/s/ JOHN K. HENRY Name: John K. Henry Title: Senior Vice President and Chief Financial Officer
by	/s/ MICHELLE D. BERGMAN Name: Michelle D. Bergman Title: Senior Vice President and General Counsel

BANK OF AMERICA, N.A., As Administrative Agent, as Collateral Agent, as Issuing Bank, as Swingline Lender and as Lender
By:
/s/  CHRISTINE HUTCHINSON
Name: Christine Hutchinson
Title: Managing Director
Address:
100 Federal Street 9th Floor
Boston, Massachusetts 02110
Attn: Keith Vercauteren
Telephone: (617) 434-2385
Telecopy: (617) 790-1234

WACHOVIA BANK, NATIONAL ASSOCIATION, as Documentation Agent and Lender
By:	/s/ THOMAS GRABOSKY Name: Thomas Grabosky Title: Director Address: 1133 6th Avenue, New York, NY Telephone: (212) 545-4346 Telecopy: (212) 545-4283

GENERAL ELECTRIC CAPITAL CORPORATION, as Syndication Agent and Lender
By:	/s/ ROBERT E. KELLY Name: Robert E. Kelly Title: Duly Authorized Signatory Address: 201 Merritt 7, Norwalk, CT 06856 Telephone: (203) 956-4061 Telecopy: (203) 956-4006

THE CIT GROUP/BUSINESS CREDIT, INC., as Lender
By:	/s/ MATTHEW V. DEFRANCO Name: Matthew V. DeFranco Title: Assistant Vice President Address: 11 West 42nd Street New York, NY 10036 Telephone: (212) 461-7715 Telecopy: (212) 461-7762

WELLS FARGO RETAIL FINANCE, LLC, as Syndication Agent, as Co-Lead Arranger, and as Lender
By:	/s/ EMILY ABRAHAMSON Name: Emily Abrahamson Title: Account Executive/ AVP Address: One Boston Place, 18th Floor Boston, Massachusetts 02108 Telephone: 617-854-7243 Telecopy: 617-523-4032

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  Exhibit 4.1
FOURTH AMENDMENT TO CREDIT AGREEMENT
W I T N E S S E T H